UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)     June 23, 2006
                                                      --------------------------

                          IMMUNOTECHNOLOGY CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

         0-24641                                        84-1016435
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(Commission File Number)                     (IRS Employer Identification No.)


              1661 Lakeview Circle, Ogden, UT                       84403
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         (Address of Principal Executive Offices)                  Zip Code)

                                  801-399-3632
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

         On June 23, 2006, Immunotechnology Corporation, a Delaware corporation ("Immunotechnology"), and Petals Decorative Accents, LLC, LLC., a Delaware liability company ("Petals") entered into a Contribution Agreement whereby Immunotechnology agreed to purchase and Petals agreed to sell, substantially all of the assets and contracts of Petals in consideration for (i) the assumption of substantially all of Petals' debt by Immunotechnology, and (ii) the issuance by Immunotechnology to Petals of 90,000,000 shares of common stock of Immunotechnology, par value $.00001 per share, 10,800 shares of Series A Convertible Preferred Stock, par value $.00001 per share (the "Series A Preferred Stock") and 240 shares of Series B Convertible Preferred Stock, par value $.00001 per share (the "Series B Preferred Stock").

         The proposed transaction is subject to several conditions, including the repayment or conversion of Immunotechnology's outstanding debt and the authorization of the Series A Preferred Stock and the Series B Preferred Stock.

         In the event the transaction is closed, of which there can be no assurance, we anticipate that the capital structure of Immunotechnology will be substantially as follows:

                                                                     Assuming
Shareholder Group          Common Stock     Preferred Stock       Conversion (1)
-----------------          ------------     ---------------       --------------

Current Shareholders
    and debt holders           6,150,000           -0-              6,150,000

Petals Members                90,000,000           -0-             90,000,000
Petals Members (2)                 -0-           10,800            18,000,000
Petal Members  (3)                 -0-              240            24,000,000
                                                                 ------------

Total                         96,150,000           --             138,150,000

         (1) Assumes all shares of Series A and Series B Preferred Stock convert into common stock.

         (2) The 10,800 shares of Series A Preferred Stock will be convertible into an aggregate of 18,000,000 shares of Immunotechnology common stock subject to certain adjustments.

         (3) The 240 shares of Series B Preferred Stock will be convertible into an aggregate of 24,000,000 shares of Immunotechnology common stock subject to certain adjustments.

 Business Operations

         Immunotechnology is currently a shell corporation. If the transaction is completed, Immunotechnology will operate the business currently operated by Petals. Petals designs, assembles, markets and sells high-quality silk flowers, plants and trees utilizing unique floral stems and other materials purchased by Petals from manufacturers, primarily in Asia. Petals sells its products through its mail order catalog and website. Petals imports the floral and tree components and other materials used in its products, primarily from China, and assemble them in its own facility in Portland, Tennessee. Petals order fulfillment is performed on an outsourced basis by a third party at a call center in Martinsville, Virginia and a distribution facility in Portland, Tennessee.

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Other Matters

                  Immunotechnology will not seek stockholder approval of the transaction. We anticipate the transaction will be completed in July 2006. We anticipate that following the completion of the transaction, the current officers and directors of Immunotechnology will resign and officers and directors designated by Petals members will be appointed. We anticipate that subsequent to the completion of the transaction, Immunotechnology will amend its Certificate of Incorporation to change its name to some derivation of Petal Decorative Accents and to increase the number of shares of Immunotechnology common stock authorized. Any change of name and other amendments to Immunotechnology's Certificate of Incorporation will require shareholder consent.

Item 9.01 Financial Statements and Exhibits

         Exhibit 10.1 Contribution Agreement (Attached hereto is a copy of the executed Contribution Agreement entered into by Immunotechnology and Petals. All schedules and exhibits thereto have been omitted.)


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 29, 2006                           IMMUNOTECHNOLOGY CORPORATION

                                                By:  /s/ Mark A. Scharmann
                                                    -----------------------
                                                Mark A. Scharmann,
                                                Chief Executive Officer and
                                                Chief Financial Officer

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